UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 3, 2017
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2017, the Board of Directors of Alaska Air Group, Inc. (the “Company”) made the following appointment, effective immediately:

James Beer, Executive Vice President and CFO of McKesson Corporation, was appointed to the Company’s and its subsidiaries’ boards of directors. Beer was also appointed to the Compensation and Leadership Development and Safety Committees of the Company’s Board of Directors. Beer will participate in the current director compensation arrangements applicable to non-employee directors. Under the terms of those arrangements, Beer will receive a prorated annual retainer of $45,000 for service on the Company’s board for 2017. In addition, under the Company’s 2016 Performance Incentive Plan, Beer will receive a grant of 794 shares of Alaska Air Group, Inc. common stock (determined by dividing $67,500 by the closing price of the Company’s common stock on the date of Beer’s appointment).

In connection with Mr. Beer’s appointment, the number of seats on the Company’s and its subsidiaries’ boards of directors was increased by actions of each board from 9 to 10.

In addition, on August 3, 2017, the Board of Directors of the Company appointed Eric Yeaman to its Governance and Nominating Committee. Yeaman will also continue to serve as the chairman of the Audit Committee of the Company’s Board of Directors.

ITEM 7.01 Regulation FD Disclosure.

On August 3, 2017, the Company issued a press release announcing the appointment of James Beer to the Company’s board of directors. The press release is furnished as Exhibit 99.1.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: August 3, 2017

/s/ Kyle B. Levine
Kyle B. Levine
Vice President, Legal and General Counsel